As filed with the Securities and Exchange Commission on July 28, 2020
Registration No. 333-204461

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4623678
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 West Washington Street, Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

First Solar, Inc. 2015 Omnibus Incentive Compensation Plan
First Solar, Inc. 2020 Omnibus Incentive Compensation Plan
(Full title of the plan)

Mark R. Widmar
Chief Executive Officer
First Solar, Inc.
350 West Washington Street, Suite 600
Tempe, Arizona 85281
(602) 414-9300
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey E. Beck
Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren Street, Suite 1900
Phoenix, Arizona 85004
(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐
Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 27, 2015, First Solar, Inc., a Delaware corporation (the “Company”), filed a registration statement on Form S-8 (File No. 333-204461) (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 5,087,564 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be issued under the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan (the “2015 Plan”). On March 17, 2017, the Company filed Post-Effective Amendment No. 1 to the Prior Registration Statement with the Commission to register an additional 1,790,156 shares of Common Stock to be issued under the 2015 Plan.

On May 13, 2020 (the “Approval Date”), the Company’s stockholders approved the First Solar, Inc. 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”). Pursuant to the terms of the 2020 Plan, the total number of shares of Common Stock that may be issued under the 2020 Plan is the sum of (i) 4,000,000 new shares (the “New Plan Shares”), plus (ii) any shares that remain or otherwise become available under the terms of the 2015 Plan or its predecessor plans, including as a result of forfeiture, expiration, termination, cancellation, or settlement other than by the delivery of shares of awards outstanding under such plans, following the Approval Date (the “Prior Plan Shares”).

In accordance with Item 512(a)(1)(iii) of Regulation S-K and the Commission’s Compliance and Disclosure Interpretation 126.43, this Post-Effective Amendment No. 2 to the Prior Registration Statement (this “Amendment”) is hereby filed to reflect that, as of the Approval Date, the Prior Plan Shares will be issuable under the 2020 Plan. No additional securities are being registered by this Amendment.

Contemporaneously with the filing of this Amendment, the Company is filing a Registration Statement on Form S-8 to register the New Plan Shares that are available for issuance pursuant to the 2020 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the 2020 Plan covered by this Registration Statement in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Commission, either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission by the Company are incorporated by reference herein and shall be deemed a part hereof:

(1)the Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on February 21, 2020;

(2)the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May 8, 2020;

(3)the Current Report on Form 8-K filed with the Commission on January 6, 2020;

(4)the Current Report on Form 8-K filed with the Commission on February 18, 2020;

(5)the Current Report on Form 8-K filed with the Commission on May 15, 2020;

(6)the Current Report on Form 8-K filed with the Commission on June 5, 2020; and

(7)the description of the Common Stock in the Registration Statement on Form 8-A filed with the Commission on November 15, 2006 (Registration No. 001-33156), as updated by the description of the Common Stock contained in Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2019, together with any amendment thereto filed with the Commission for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

The Company’s bylaws generally provide that the Company will indemnify its directors and officers to the fullest extent permitted by law, and the Company’s certificate of incorporation limits the liability of its directors to the fullest extent permitted by law. In addition, the Company has entered into an agreement with each of its directors and officers whereby the Company has agreed to indemnify the applicable director or officer substantially in accordance with the indemnification provisions related to the Company’s officers and directors in the Company’s bylaws. The Company also maintains officers’ and directors’ liability insurance which insures against liabilities that its officers and directors may, in such capacities, incur.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of First Solar, Inc. (incorporated by reference to Exhibit No. 3.1 of the Company’s Registration Statement on Form S-1/A (Registration No. 333-135574) filed with the Commission on October 25, 2006)

4.2	Amended and Restated Bylaws of First Solar, Inc. (incorporated by reference to Exhibit No. 3.1 of the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 5, 2017)
5.1	Opinion of Snell & Wilmer L.L.P.
5.2
Opinion of Cravath Swaine & Moore LLP (incorporated by reference to Exhibit 5.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-204461) filed with the Commission on May 27, 2015)

23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
23.3	Consent of Cravath Swaine & Moore LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included as part of the signature page to the Company’s Registration Statement on Form S-8 (Registration No. 333-204461) filed with the Commission on May 27, 2015)
99.1	First Solar, Inc. 2020 Omnibus Incentive Compensation Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Commission on April 1, 2020)
99.2	First Solar, Inc. 2015 Omnibus Incentive Compensation Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Commission on April 8, 2015)

Item 9. Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Tempe, State of Arizona, on July 28, 2020.

FIRST SOLAR, INC.

By:	/s/ ALEXANDER R. BRADLEY
Name:	Alexander R. Bradley
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK R. WIDMAR	Chief Executive Officer and Director	July 28, 2020
Mark R. Widmar

/s/ ALEXANDER R. BRADLEY	Chief Financial Officer	July 28, 2020
Alexander R. Bradley

/s/ BYRON JEFFERS	Chief Accounting Officer	July 28, 2020
Byron Jeffers

*	Chairman of the Board of Directors	July 28, 2020
Michael J. Ahearn

*	Director	July 28, 2020
Sharon L. Allen

*	Director	July 28, 2020
Richard D. Chapman

*	Director	July 28, 2020
George A. Hambro

/s/ MOLLY E. JOSEPH	Director	July 28, 2020
Molly E. Joseph

*	Director	July 28, 2020
Craig Kennedy

*	Director	July 28, 2020
William J. Post

*	Director	July 28, 2020
Paul H. Stebbins

*	Director	July 28, 2020
Michael Sweeney

*By: /s/ MARK R. WIDMAR
Mark R. Widmar Attorney-in-fact